POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Pasquale DeAngelis, individually to execute for and on behalf of the undersigned, in the undersigned’s capacity as a 5% shareholder of Cadence Pharmaceuticals, Inc. (the “Company”), Forms 3, 4 and 5, and Schedules 13D and 13G and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) and Section 13 of the Securities Act of 1934, relating to the undersigned’s beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned’s responsibilities to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 23rd day of October, 2006.

/s/ Jay Moorin
Jay Moorin

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Pasquale DeAngelis, individually to execute for and on behalf of the undersigned, in the undersigned’s capacity as a 5% shareholder of Cadence Pharmaceuticals, Inc. (the “Company”), Forms 3, 4 and 5, and Schedules 13D and 13G and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) and Section 13 of the Securities Act of 1934, relating to the undersigned’s beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned’s responsibilities to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 23rd day of October, 2006.

/s/ Alain B. Schreiber
Alain B. Schreiber, M.D.